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                                                                    Exhibit 12.1

                           PEOPLES ENERGY CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
         AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS*

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                              12 MONTHS ENDED                       FISCAL YEAR ENDED SEPTEMBER 30
                             DECEMBER 31, 2001      2001        2000        1999        1998        1997
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
Net Income Before                $92,823           $96,939     $82,942     $89,316     $79,394     $98,404
Preferred Stock Dividends
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Add- Income Taxes                 47,264            51,372      41,195      50,525      45,107      56,435
     Fixed Charges                70,730            72,051      53,741      42,153      39,190      38,475
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Earnings                        $210,817          $220,362    $177,878    $181,994    $163,691    $193,314
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Ratio of Earnings to
Fixed Charges                      2.98               3.06        3.31        4.32        4.18        5.02
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Ratio of Earnings to
Fixed Charges and                  2.98               3.06        3.31        4.32        4.18        5.02
Preferred Dividends
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

* The above computations reflect the impact of our oil and gas production subsidiary's election to change its method of accounting for oil and gas properties from the full cost method to the successful efforts method. This change in our oil and gas production subsidiary's method of accounting was previously announced by Peoples Energy on January 25, 2002.